SETTLEMENT AGREEMENT AND RELEASE

       Blondie  Rockwell,  Inc.  ("Blondie")  and  Innovo  Azteca

Apparel, Inc. ("IAA") have reached the following agreement, as of

May   25,  2004  (the  "Agreement"  or  "Settlement  Agreement").

Capitalized  terms  not defined herein shall  have  the  meanings assigned to them in the License Agreement (defined below).

     WHEREAS,  Blondie  and IAA entered into a Trademark  License

Agreement,  dated as of  February 13, 2003, as  amended  by  that certain First Amendment to Trademark License Agreement, dated  as of  February  13, 2003 (the "First Amendment") and  that  certain

Second  Amendment  to Trademark License Agreement,  dated  as  of

February  18,  2004  (the "Second Amendment") (collectively,  the

"License  Agreement")  pursuant to  which,  among  other  things,

Blondie granted IAA an exclusive license to manufacture and  sell women's  apparel and certain accessories featuring  the  "FETISH"

trademarks,  including  but not limited to  the  Trademarks  (the

"Brand")  in  the United States in exchange for  the  payment  of royalties as provided in the License Agreement;

     WHEREAS,  IAA  has granted a sublicense for the manufacture,

sale and/or distribution of accessories to Innovo, Inc.;

     WHEREAS, IAA has caused to be filed in the name of Blondie a trademark  application in Japan, a copy of which  is  annexed  as

Exhibit C (the "Japan IP");

      WHEREAS,  the  parties  mutually desire  to  terminate  the

License Agreement on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the following covenants and agreements and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties have  agreed as follows:

     1.   IAA shall pay Blondie the following monetary amounts in

accordance with the following payment schedule:

          (a)  A  total  of  $337,171.79 upon execution  of  this

               Settlement Agreement,$87,171.79 of which represents

               Royalties  due   on   Net  Sales  of  IAA  through

               April 24, 2004 (the "Owed Royalties");


          (b)  $250,000.00 on or before June 15, 2004; and

          (c)  $250,000.00 on or before July 15, 2004.

     Said  payments shall be made by wire transfer of immediately available funds on or before the aforesaid due dates to the  IOLA account  of  Pryor Cashman Sherman & Flynn LLP, as attorneys  for

Blondie, in accordance with the following wire instructions:

               JPMORGANCHASE BANK - Private Banking
               1211 Avenue of the Americas - 39th Floor
               New York, NY  10036
               ABA #xxxxxxxxx
               Attention: Deanne Frederick
               IOLA ACCOUNT - PRYOR CASHMAN SHERMAN & FLYNN LLP
               #xxx-xx-xxxxx-xx
               Attention: Brad D. Rose, Esq.

           (d)  IAA's  parent  company,  Innovo  Group,  Inc.,  a

Delaware  corporation  having an address  at  5804  East  Slauson

Avenue,  Commerce, California 90040 ("Guarantor") shall guarantee certain  of  IAA's  obligations under this Settlement  Agreement,

and,  in  connection  therewith, shall  execute  and  deliver  to

Blondie a Guaranty Agreement, the form of which is annexed hereto as  Exhibit  E, simultaneous to the execution of this  Settlement

Agreement.

     2.    Subject  to Section 8.2 hereof, the License  Agreement

shall be deemed terminated as of the execution of this Settlement

Agreement.   It  is  understood and agreed that  this  Settlement

Agreement  supercedes the License Agreement once this  Settlement

Agreement  is  executed by the parties hereto and that  the  only

                           <2>
continuing rights and obligations between the parties  are  those set forth or referenced in this Settlement Agreement, subject  to

8.2 hereof.


     3.    Notwithstanding the foregoing, IAA has  the  right  to

market, distribute and sell the summer line for 2004 (the "Summer

Line")  solely within the Territory and solely  to the  customers identified in Exhibit A attached hereto.  The entire Summer  Line consists of the SKUs provided by IAA and identified in Exhibit  B attached hereto.

     4.   IAA shall also have the right to sell off any remaining

inventory  on  hand  not  inclusive of the  Summer  Line  ("Other

Inventory")  between the date hereof and December 31,  2004  (the

"Sell Off Period"). IAA shall provide Blondie with a list of  all

SKUs  comprising  such Other Inventory presently  on  hand  which shall  be attached hereto as Exhibit D.  IAA shall have the right to sell off the Other Inventory during the Sell Off Period to the

customers  identified in Exhibit A-1 hereto.   Additionally,  IAA

shall  have the right to sell off the Other Inventory during  the

Sell  Off Period to the following off-price retailers subject  to the  following  restrictions  and limitations:  (a)  Value  City,

provided  that  net  sales to Value City  shall  not  exceed  one million  dollars  during  the  Sell Off  Period,  absent  further written approval by Blondie; and (b) Carlin's, provided that  net sales  to Carlin's shall not exceed one million two hundred fifty thousand  dollars  during  the Sell Off  Period,  absent  further written  approval  by Blondie.  As used in this  Section  4,  net sales  shall mean the gross invoice price charged by IAA  to  its

customers,  less returns, without any other deductions.   In  the

event  IAA desires to (i) sell off Other Inventory to a  customer not listed on Exhibit A-1 or listed in 4(a) and (b) above or (ii)

sell  Other Inventory to Value City and/or Carlins in  excess  of the  above  limits,  IAA  shall first  obtain  Blondie's  written

consent  in  order  to  do  so,  which  consent  shall   not   be

unreasonably  withheld by Blondie.  Blondie shall respond  within one  business day after receipt of any request for approval under this  paragraph.  If Blondie does not respond within one business day, Blondie shall be deemed to have consented to such additional

                           <3>
customers  or additional sales.  Following the Sell  Off  Period,

IAA  shall  no longer have the right to sell the Other  Inventory unless  all  references  to  the  Brand  are  removed  from  such merchandise, including but not limited to all tags, labels and/or ornamentation  bearing  reference  to  the  Brand  in  any  form.

Following  the  Sell-Off period, IAA shall  deliver  to  Blondie,

dispose  of  or destroy the remainder of all packaging  materials and  all  other materials bearing reference to the Brand  in  any form  (other  than  IAA's inventory reports,  invoices,  and  the like).


     5.1    IAA  shall also have the right to sell off any  items

remaining unsold or returned comprising the Summer Line  on  hand or  returned  on  and  after August 1, 2004 (the  "Excess  Summer

Inventory") provided all such sales take place prior to  December

31, 2004 (the "Summer Line Sell Off Period").  IAA shall have the right  to sell off the Excess Summer Inventory during the  Summer

Line  Sell Off Period solely in the Territory and solely  to  the customers  identified  in  Exhibit  A  and  Exhibit  A-1  hereto.

Additionally,  IAA shall have the right to sell  off  the  Excess

Summer  Inventory during the Summer Line Sell Off Period  to  the

following   off-price   retailers  subject   to   the   following

restrictions and limitations: (a) Value City, provided  that  net sales  to Value City shall not exceed one million dollars  during the Summer Line Sell Off Period inclusive of the Other Inventory,

absent  further  written approval by Blondie;  and  (b)  Carlin's provided that net sales to Carlin's shall not exceed one  million two  hundred fifty thousand dollars during the Summer  Line  Sell

Off  Period  inclusive  of  the Other Inventory,  absent  further written  approval  by Blondie.  As used in this  Section  5,  net sales  shall mean the gross invoice price charged by IAA  to  its

customers, less returns, without any other deductions.    In  the

event  IAA desires to (i) sell off Excess Summer Inventory  to  a customer not listed on Exhibit A, Exhibit A-1 or listed in 5.1(a)

and  (b) above or (ii) sell Excess Summer Inventory to Value City and/or  Carlins  in excess of the above limits, IAA  shall  first obtain Blondie's written consent in order to do so, which consent

                           <4>
shall  not  be  unreasonably withheld by Blondie.  Blondie  shall respond within one business day after receipt of any request  for approval  under  this  paragraph.  If Blondie  does  not  respond within  one  business  day,  Blondie  shall  be  deemed  to  have consented  to such additional sales.  Following the  Summer  Line

Sell  Off Period, IAA shall no longer have the right to sell  the

Excess  Summer Inventory unless all references to the  Brand  are removed from such merchandise, including but not limited  to  all tags,  labels and/or ornamentation bearing reference to the Brand in any form.  Following the Summer Line Sell-Off Period IAA shall deliver  to Blondie, dispose of or destroy the remainder  of  all packaging materials and all other materials bearing reference  to the  Brand  in  any  form  (other than IAA's  inventory  reports,

invoices, and the like).


     5.2   IAA  and  Innovo, Inc. shall also have  the  right  to

finish production of, market, distribute and sell the accessories identified  in  Exhibit  F  hereto  (the  "Accessory  Inventory")

between the date hereof and March 31, 2005 (the "Accessory  Sell-

Off  Period") solely in the Territory and solely to the customers identified in Exhibits A and A-1 hereto, it being understood that no  sales of Accessory Inventory to Value City, Carlin's  or  any

other `jobbers' are permitted hereunder.   IAA shall pay or cause

to be paid to Blondie a Royalty of eight percent (8%) of all  Net

Sales   (as  defined  in  the  License  Agreement)  of  Accessory

Inventory, which shall be payable to Blondie on a monthly  basis,

together  with  a  royalty report (setting forth  all  applicable information  as required by the License Agreement)  beginning  on

July  1,  2004  and continuing until all Net Sales  of  Accessory

Inventory have been accounted for.     In the event IAA or Innovo

Inc.  desires  to sell Accessory Inventory to any other  customer

(but not Value City, Carlin's or any other jobber), IAA or Innovo

Inc. shall first obtain Blondie's written consent in order to  do so,  which consent shall not be unreasonably withheld by Blondie.

Blondie  shall respond within one business day after  receipt  of any  request for approval under this paragraph.  If Blondie  does

                           <5>
not  respond within one business day, Blondie shall be deemed  to have  consented to such additional customers (but not Value City,

Carlin's or any other jobber).  Following the Accessory Sell  Off

Period,  IAA  and Innovo Inc. shall no longer have the  right  to sell  the Accessory Inventory unless all references to the  Brand are  removed from such merchandise, including but not limited  to all  tags, labels and/or ornamentation bearing reference  to  the

Brand in any form.  Following the Accessory Sell-Off Period,  IAA shall deliver to Blondie, dispose of or destroy the remainder  of all packaging materials and all other materials bearing reference to  the  Brand  in any form (other than IAA's inventory  reports,

invoices, and the like).


     6.    All  such rights granted to IAA hereunder with respect

to the sale of merchandise utilizing the Brand are non-exclusive,

and,  subject to Section 24 herein nothing herein or in any other agreement  between Blondie and IAA existing on  the  date  hereof shall  preclude Blondie or any parent, subsidiary,  affiliate  or related  entity  or  person  from immediately  entering  into  an agreement, partnership, license, joint venture or other  business

arrangement   providing  for  the  immediate   licensing,   sale,

manufacture,  distribution and/ or use of any and all  categories of  consumer  goods or services bearing the FETISH trademarks  or any other uses of the Brand.

      7.    (i)  Ownership of all intellectual  property  rights,

whether recognized currently or in the future, including, without limitation,  copyright,  patent  and  trademark  rights,  in  the

Licensed  Products and in all artwork, packaging, copy,  literary text,  advertising material and promotion material  of  any  sort utilizing the Property, including all such material developed  by

IAA  (the "Work"), shall vest in Blondie, and title thereof shall be  in  the  name  of Blondie.  All such items and  all  Licensed

Products  sold  hereunder shall bear the copyright and  trademark notices  as  are  reasonable and customary and  any  other  legal notices, which Blondie has prescribed.  Any and all additions to,

and  new  renderings,  modifications  or  embellishments  of  the

                           <6>
artwork  (the  "Rights" and together with  the  Work,  the  "Work

Product")  shall, notwithstanding their invention,  creation  and use  by  IAA  and/or its representatives, affiliates and/or  sub-

licensees, if applicable,  be and remain the property of Blondie,

and  Blondie may use, and license others to use the same, without any  obligation to IAA.  IAA represents and warrants that it  has sufficient  authority and rights to grant all  right,  title  and interest  in and to the Work Product to Blondie.  IAA  represents and warrants that neither IAA nor its representatives, affiliates and/or  sub-licensees, if applicable has  permitted  any  of  its employees  or  independent contractors to obtain or  reserve,  by written  or oral agreement or otherwise, any rights as  "authors"

or  "inventors" of any such artwork or designs (as such terms are used  in present or future United States copyright and/or  patent statutes or judicial decisions).  IAA shall furnish to Blondie at

Blondie's request, full information concerning the invention  and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third

parties.    IAA hereby assigns all of its rights in  and  to  the

Work Product to Blondie.


     (ii) At Blondie's request and expense, IAA shall execute any documents,  including  registered  users  agreements,  reasonably required by Blondie to confirm its ownership of all rights in and to  the  Property  in  the Territory.  IAA shall  cooperate  with

Blondie at Blondie's  expense, in connection with the filing  and

prosecution  by  Blondie  of  applications  in  Blondie's    name

relating to the use of the Property for Licensed Products in  the

Territory.

     (iii)  IAA shall not use any other tradenames, trademarks or other  designations  including,  without  limitation,  IAA's  own corporate  name or tradename in connection with the  Property  in any  consumer  advertising and publicity, labeling, packaging  or printed  matter utilized by IAA in connection with  the  Licensed

Products.   IAA  may,  however, use its  own  corporate  name  or

tradename in connection with the Property in transactions between and  among the parties hereto, and with Manufacturers, merchants,

                           <7>
wholesale  customers and others relating to: the  manufacture  of

Licensed   Products  and  the  wholesale  sale  of  the  Licensed

Products. IAA shall not use the Property in combination with  any other  names  or marks to form a new mark and shall not  use  the

Property  as  a  tradename or in any other manner other  than  in connection  with  this  Agreement. IAA will  at  all  times  make reference  on  the  Licensed Products and on  all  packaging  and promotional  materials  used  in connection  therewith  that  the

Property is under license from Blondie.

     (iv) IAA shall prominently display on all Licensed Products,

all  Packaging materials, and in all advertising and  promotional materials  using the Trademarks, such trademark and/or  copyright notices as are reasonable and customary.

     (v)   All  of the Property and all files, including but  not

limited  to  all  applications or registrations with  respect  to

Property and the Japan IP, shall within 10 business days  of  the

execution  of  this  Settlement  Agreement  by  all  parties   be

delivered by IAA to counsel to Blondie.

     (vi)   IAA  represents and warrants that  all  the  Licensed

Products have, and covenants that all Licensed Products shall  be manufactured,  sold, marketed and advertised in  compliance  with

all   applicable   laws,  rules  and  regulations  (collectively,

"Laws").  Manufacture of Licensed Products may only be undertaken

directly  by  IAA.   No  sublicensing  is  permitted  under   any

circumstances  without  the prior written  approval  of  Blondie.

Notwithstanding  the  immediately preceding sentence,  IAA  shall have  the  right to sublicense the accessory category of Licensed

Products  to  Innovo,  Inc., its Affiliate  subsidiary,  provided that:  (1) Innovo, Inc. shall be subject to all of the terms  and conditions of this Agreement and execute all documents reasonably required by Blondie in connection therewith, (2) IAA covenants on behalf  of Innovo, Inc. that all manufacture of Licensed Products shall  be  in  accordance with all applicable Laws,  and  (3)  no amounts due and payable to Blondie by IAA shall be reduced in any way  due to such sublicense.  IAA shall pretest all proposed  and

                           <8>
approved  Licensed  Products and shall  cause  truthful  labeling regarding  the  care, maintenance, and use to be affixed  to  the

Licensed  Products as required by the Laws. IAA shall immediately inform  Blondie  in  writing of any complaint  by  any  consumer,

governmental or other regulatory or self regulatory body relevant to  the Licensed Products, and the status and resolution thereof.

IAA  shall  act  expeditiously  to resolve  any  such  complaint.

Without  limiting  the  provisions of  this  Section  7(vi),  IAA covenants  on  behalf of itself and on behalf  of  all  of  IAA's

Manufacturers, as follows:

               (A)   IAA  and Manufacturers shall not  use  child

          labor  in  the manufacturing, packaging or distribution

          of  Licensed  Products or Packaging or  advertising  or

          promotional  materials  hereunder.  The  term   "child"

          refers  to a person younger than the age for completing

          compulsory  education, but in no case shall any  person

          younger than fourteen (14) years of age be employed  in

          the   manufacturing,  packaging  or   distribution   of

          Licensed  Products  or  Packaging  or  advertising   or

          promotional materials hereunder.

               (B)  IAA and Manufacturers shall provide employees

          with  a  safe and healthy workplace in compliance  with

          all  applicable  Laws. IAA and Manufacturers  agree  to

          provide  Blondie  with  all  information  Blondie   may

          reasonably  request about manufacturing, packaging  and

          distribution facilities for the Licensed Products.

               (C)   IAA  and  Manufacturers  shall  only  employ

          persons   whose   presence  is   voluntary.   IAA   and

          Manufacturers  shall  not  use  prison  labor,  or  use

          corporal  punishment  or  other  forms  of  mental   or

          physical coercion as a form of discipline of employees.

                           <9>

               (D)   IAA and Manufacturers shall comply with  all

          applicable wage and hour Laws, including minimum  wage,

          overtime,  and  maximum  hours. IAA  and  Manufacturers

          agree  to utilize fair employment practices as  defined

          by applicable Laws.

               (E)   IAA and Manufacturers shall comply with  all

          applicable environmental and other Laws.

     (ix)   During the period ending March 31, 2005,  IAA  agrees

  that  Blondie  may  make on-site inspections of  manufacturing,

  packaging  and  distribution facilities, upon  24  hours  prior written  notice  to  IAA, in order to monitor  compliance  with applicable Laws. IAA shall obtain an agreement with each  third party  Manufacturer and supplier to comply with the  provisions of Section 7(viii).

     (x) IAA represents and warrants that:

        (A)   All   Licensed  Products  manufactured,  sold   and

  distributed  hereunder will be merchantable  and  fit  for  the purpose for which they are intended.

     (B)   The Licensed Products will conform at all times to all

     applicable   federal,   state   and   local   laws,   rules,

     regulations, ordinances and other enactments provided in the

     Territory   or  otherwise  applicable,  and  all  applicable

     industry  standards,  including but not  limited  to,  those relating to product safety.

     (C)   All Licensed Products, including all Packaging and all

     other  ancillary materials, will conform in all respects  to the  samples approved by Licensor and that Licensee will not distribute  or  sell any Licensed Products which  are  of  a quality  or  standard  inferior to  or  different  from  the

     approved   quality.   Notwithstanding  the  foregoing,   the

     parties hereto hereby acknowledge and agree that all of  the

     Licensed  Products  specifically  identified  by  SKU's  and

                           <10>
     listed  in Exhibits B, D  and F hereof have been and  hereby are approved for sale.

     8.1   Subject to IAA's full and complete compliance with all

of its payment obligations set forth in Section 1 hereunder, upon

execution   of   this  Settlement  Agreement  Blondie   and   its

representatives,  agents,  consultants,  shareholders,  officers,

directors,  employees,  heirs,  devisees,  legatees,  affiliates,

successors  and  assigns ("Blondie Releasors") hereby  fully  and forever release and discharge IAA and all of its representatives,

agents,  shareholders,  officers,  directors,  employees,  heirs,

devisees,  legatees, parents, affiliates, successors and  assigns

("IAA  Releasees")  from  any and all  claims,  demands,  losses,

costs,  damages, rights and causes of action, debts,  liabilities and  obligations whatsoever, at law or in equity,  which  Blondie ever  had, now has or hereafter can, shall or may have for, upon,

or  by  reason  of  any matter, cause or thing,  whether  or  not previously  asserted or assertable, known or unknown, other  than claims to enforce this Settlement Agreement.

     8.2   In  the  event of a default in the payment obligations

set  forth  in Section 1 hereof, which is not cured in accordance with  Section  11  hereof,  Blondie may  either  (a)  invoke  its acceleration  rights provided by Section 12  hereof  and  sue  to enforce  such rights, whether under this Agreement, the  Guaranty or  otherwise,  or  (b)  declare the releases  provided  by  this

Agreement to be rescinded, thereby restoring all rights, remedies and  claims  of  the parties as existed prior  to  entering  this

Agreement,  whether  under the License  Agreement  or  otherwise,

provided  that any payments theretofore made under this Agreement shall  count towards any amounts ultimately found to be  due  and owing to Blondie.


     9.   Subject to Blondie's complete and prompt performance of

all  material  obligations  hereunder,  upon  execution  of  this

Settlement  Agreement,  IAA  and  its  representatives,   agents,

                           <11>
consultants, shareholder, officers, directors, employees,  heirs,

devisees,  legatees,  affiliates, successors  and  assigns  ("IAA

Releasors")  hereby  fully  and  forever  release  and  discharge

Blondie  and  all  of its representatives, agents,  shareholders,

consultants,  officers,  directors, employees,  heirs,  devisees,

legatees,  parents, affiliates, successors and assigns  ("Blondie

Releasees")  from  any  and all claims, demands,  losses,  costs,

damages,  rights  and  causes of action, debts,  liabilities  and obligations whatsoever, at law or in equity, which IAA ever  had,

now  has  or  hereafter can, shall or may have for, upon,  or  by reason  of  any matter, cause or thing, whether or not previously asserted  or assertable, known or unknown, other than  claims  to enforce this Settlement Agreement.

     10.   Through  March 31, 2006, Blondie, and  its  employees,

agents  and  representatives, shall have the right,  at  its  own expense,  on  reasonable notice to Innovo (but in no  event  need such  notice  be  more than ten (10) business  days)  and  during regular  business hours, to examine, photocopy, and make extracts from  such  books  of  account and other records,  documents  and materials  (including,  but not limited  to,  invoices,  purchase orders,  sales  records, and reorders) to the  extent  needed  to confirm  Innovo's  compliance with Section 4(a)  of  the  License

Agreement   and  this  Settlement  Agreement,  which   shall   be

maintained  and  kept  by  License during  the  period  specified herein.

     11.   In  the  event  of  a claimed breach  of  any  of  the

provisions, representation, warranties or covenants contained  in this  Agreement,  the  party claiming  breach  shall  notify  the alleged  breaching party (or parties) in writing  (in  accordance with the notice provisions hereof) of the claimed breach and  the alleged  breaching  party (or parties) shall have  five  business days to cure said breach, if curable.

     12.   In  the  event of a default in the payment obligations

set  forth in paragraph 1, which is not cured in accordance  with paragraph  11 above, the unpaid balance shall be accelerated  and

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


shall  become due and payable immediately together with  interest on  the unpaid balance at the rate of 10% per annum (simple).  In the event that an action is required to be brought to enforce the

Agreement  or for any breach, the prevailing party  in  any  such action shall be entitled to recover reasonable attorneys fees and costs.

      13.       Each party shall defend, indemnify, save and hold

harmless  the  other,  its shareholders,  affiliates,  and  their officers, directors, agents and employees from any and all third-

party  claims, demands, liabilities, costs or expenses, including reasonable  attorneys' fees, resulting from the  breach  of  each party's duty, covenant, representations, or warranty contained in this Agreement.

     14.  All notices, waivers and other communications hereunder shall  be  in writing and shall be give by hand delivery  to  the other  party,  by  reputable overnight courier, or  by  certified mail,  return receipt requested.  All notices, waivers, or  other communications  shall be deemed delivered when actually  received if  delivered by hand, one day after mailing if sent by overnight courier  and  three days after mailing if sent by certified  mail and shall be addressed as follows:

     If to Blondie:

     Blondie Rockwell, Inc.
     c/o Erving Wonder/Sanctuary
     9255 Sunset Blvd., Suite 200
     Los Angeles, CA 90069
     Attention:  Ms. Eve Jeffers
                Mr. Troy Carter

     With a copy to:

     Brad D. Rose, Esq.
     Pryor Cashman Sherman & Flynn LLP
     410 Park Avenue
     New York, New York 10022
     Telephone:  (212) 421-4100
     Facsimile:  (212) 326-0806

                           <13>

     If to IAA:

     Innovo Azteca Apparel, Inc.
     5804 East Slauson Avenue
     Commerce, California 90040
     Attention: Mr. Jay Furrow

     With a copy to:

     Steven Pesner, Esq.
     Akin Gump Strauss Hauer & Feld LLP
     590 Madison Avenue
     New York, New York  10022
     Telephone:  (212) 872-1000
     Facsimile:  (212) 872-1002

          If to Innovo Group Inc.

     Innovo Group Inc.
     5804 East Slauson Avenue
     Commerce, California 90040
     Attention: Mr. Jay Furrow

     With a copy to:

     Steven Pesner, Esq.
     Akin Gump Strauss Hauer & Feld LLP
     590 Madison Avenue
     New York, New York  10022
     Telephone:  (212) 872-1000
     Facsimile:  (212) 872-1002


     15.   This Agreement may be signed in counterparts and  when

executed  by  all parties and the Guarantor shall constitute  one integrated agreement. A party's signature delivered by  facsimile transmission shall be deemed an original and is binding  on  such party.

      16.  Each of the signatories hereto represents and warrants to  be  duly  authorized  to  fully and  completely  resolve  the disputes  described in this Agreement, make the release contained in  this  Agreement, and to bind the party on  whose  behalf  the signatory has agreed to act to the terms and conditions contained in this Agreement.

                           <14>

      17.   IAA  further warrants and represents  to  Blondie  as

follows:  (a) the Owed Royalties accurately represents the  total amount  of  Royalties due and owing to Licensor based  on  actual

"Net  Sales"  as  of  April 24, 2004 ; (b) Exhibit  B  accurately represents the SKUs constituting entire Summer Line; (c)  Exhibit

D  accurately  represents the SKUs constituting the entire  Other

Inventory;  (d)  IAA  has not initiated nor permitted  any  third party  to  initiate any trademark applications or other  filings,

whether in the name of Blondie, IAA or otherwise, with respect to the  Brand, other than the Japan IP; (e) IAA has not granted  any sublicense  agreements other than that referenced in  the  second

Whereas  clause  hereof, and (f) Exhibit F accurately  represents the SKUs constituting the entire Accessory Inventory.

     18.  The parties hereto represent and warrant that they have not  assigned, transferred, conveyed or released and  discharged,

voluntarily  or  involuntarily, or by operation of  law,  to  any other entity an interest in the disputes which are the subject of this Agreement.

     19.    This   Agreement  represents  the  entire   agreement

concerning  the  matters herein, supersedes  any  and  all  prior agreements  concerning  same, may not  be  amended  except  in  a writing  referring specifically to this Agreement, and  shall  be binding  on the parties' successors and assigns.  IAA  shall  not assign  this  Agreement in any manner without the  prior  written consent of Blondie.

     20.   The  parties  each  acknowledge  that  they  have  not

executed  this  Agreement  in  reliance  on  any  representation,

inducement, promise, agreement or warranty which is not contained or  referenced  in  this Agreement and that  they  have  received independent  legal  advice from their respective  attorneys  with respect  to  their rights as well as the consequences of  signing this Agreement.

     21.        This Agreement shall be construed and interpreted

in  accordance  with the laws of the State of  New  York  without regard  to  any conflicts of law.  The Courts in the  County  and

                           <15>

State  of  New  York shall have exclusive jurisdiction  over  any action  relating to the disputes or with respect  to  any  claims that might arise under or relating to this Agreement.

     22.   (a)  The  Blondie Releasors agree  not  to  disparage,

criticize  or make any negative comments about the IAA  Releasees that  a  Blondie Releasor knows or should reasonably  have  known would be published in media outlets; provided, however, that this undertaking shall not be applicable to any statement made in  any

legal   proceeding  or  government  investigation,  or   to   any

statements  made  which  are consistent with  the  Press  Release

(defined  below).   The  IAA Releasors agree  not  to  disparage,

criticize,  or  make  any  negative comments  about  the  Blondie

Releasees  that  an IAA Releasor knows or should reasonably  have known  would  be  published in media outlets; provided,  however,

that  this  undertaking shall not be applicable to any  statement made  in any legal proceeding or government investigation, or  to any  statements made which are consistent with the Press  Release

(defined below).

          (b)   The  parties  hereto agree to release  a  jointly

approved  press  release (the "Press  Release")  related  to  the transactions  contemplated hereunder,  which  shall  be  attached hereto as Exhibit G.

     23.   (a)   Except as provided in Section 23(b),  IAA  shall

indemnify and hold Blondie , and its subsidiaries and affiliates,

and   their   officers,   directors,   shareholders,   employees,

representatives  and  agents,  harmless  against  any   and   all

settlements,  claims,  demands,  causes  of  action,   judgments,

damages, losses, costs and expenses (including but not limited to attorney's  fees  and  litigation costs) of any  kind  whatsoever actually  or allegedly suffered by any person, persons,  product,

customer or property arising in any way out of or incidental  to,

any Licensed Products manufactured, sold or distributed by IAA or suffered  or incurred by Blondie in connection with any allegedly unauthorized use of any trademark, patent, process, idea, method,

or  device  in  connection with the Licensed Products  except  as authorized by this Agreement or the License Agreement,  and  also

                           <16>
from  any claims, suits losses and damages arising out of alleged

defects   in   any  Licensed  Products  manufactured,   sold   or

distributed by IAA or resulting from any failure of IAA,  or  any person,  firm, or entity acting under or through IAA,  to  comply with the provisions of this Agreement or the License Agreement or to  comply with any applicable Laws including, without limitation of  the  foregoing, accidental death, or injury  to,  persons  or damage  to  property, and claims of infringement of  intellectual property  rights,  including copyrights, trademark,  trade  dress and/or  patent  claims.  IAA shall maintain,  through  March  31,

2005,  at  its  own expense, product liability insurance  from  a recognized  insurance company qualified to  do  business  in  the

State of New York, providing adequate protection with a limit  of liability  (in  addition to costs of defense) of  not  less  than

Three  Million ($3,000,000.00) Dollars per occurrence,  insuring,

without  limitation, against any claims, suits, losses or damages arising  out  of  any  alleged defects in the Licensed  Products,

including  actions for negligence and strict liability  in  tort.

Said  product  liability insurance shall be issued by  a  company reasonably  satisfactory to Blondie, and a certificate evidencing the  paid policy naming the Licensor as an insured party will  be submitted  to  Blondie by IAA upon written  request  of  Blondie.

Said policy will provide that the insurer may not terminate it or materially  modify  it without thirty (30)  day's  prior  written

notice   to  Blondie.    Payment  for  any  indemnification   due

hereunder  will be made on demand.  Excluded from this  indemnity shall be all obligations for indemnity arising out of claims that

IAA's use of the Brand, strictly in accordance with the terms  of this  Agreement  and/or  the  License Agreement,  constitutes  an infringement or like violation of intellectual property rights of others.

           (b)  Blondie shall indemnify, defend and hold IAA  and

its  subsidiaries and affiliates, and their officers,  directors,

shareholders,  employees, representatives  and  agents,  harmless against  any  and  all  claims, settlements, judgments,  damages,

losses,  costs  and  expenses  (including  but  not  limited   to

                           <17>
reasonable  attorney fees and litigation costs) incurred  by  IAA solely  as  a result of any claim by any person, firm  or  entity that  IAA's  use  of the Brand strictly in accordance  with  this

Agreement and/or the License Agreement infringes upon any  rights granted to such person, firm or entity by Blondie, to the  extent such  claim arises in a jurisdiction that is covered by Blondie's representations  and  warranties as  specifically  set  forth  in

Section  9(c)(ii)  of  the  License  Agreement,  and  solely   in

connection  with advertising and promotional materials  that  are developed  or purchased by Blondie.  IAA shall not,  however,  be entitled to any recovery for lost profits.  Additionally,  if  by reason  of  any  claims  referred to in this  subsection  IAA  is

precluded  from  selling  any  stock  of  Licensed  Products   or

utilizing any materials in its possession or which come into  its possession  by  reason of any required recall, Blondie  shall  be obligated  to purchase such licensed Products and materials  from

Licensee at their out-of-pocket cost to IAA, excluding overheard,

but  Blondie shall have no other responsibility or liability with respect to such Licensed Product or materials.

           (c)   Any  party  claiming a right to  indemnification

under  this  Section 23 ("Indemnitee") shall give prompt  written notice  to the other party ("indemnitor") of any claims or  legal proceeding  which may give rise to such right to  indemnification

(a  "Claim").  Without limiting the foregoing, IAA agrees to give

Blondie  written  notice  of  any product  liability  Claim  made against  IAA with respect to any Licensed Product within  fifteen

(15)  days  of IAA's receipt of the Claim.  Without limiting  the foregoing,  IAA  agrees  to give Blondie written  notice  of  any product  liability Claim made or suit filed with respect  to  any

Licensed Product, any investigations or directives regarding  the

Licensed   products  issued  by  the  Consumer   Product   Safely

Commission  ("CPSC") or other federal, state  or  local  consumer safety  agency,  and any notices sent by IAA to, or  received  by

Blondie  from, the CPSC or other consumer safety agency regarding the  Licensed Products within ten (10) days of IAA's  receipt  or promulgation  of  the Claim, suit, investigation,  directive,  or

                           <18>
notice.   Without  limiting  the foregoing,  IAA  agrees  not  to

communicate with the press regarding any product liability Claim,

and not to confirm or deny any information relating to such Claim without  Blondie's prior written consent.  The  indemnitor  shall have the right to defend any Claim or action at its sole cost and expense  with  counsel  of  the  indemnitor's  choice  reasonably satisfactory to the indemnitee.  The indemnitee will at all times cooperate  in  all  reasonable respects with the  indemnitor  and counsel  in  the  conduct of the defense of any Claim  or  action

giving   rise   to  indemnification  hereunder.   Notwithstanding

anything  to the contrary herein, IAA will in no event  have  the right,  in any Claim or action or proceeding hereunder, to settle any claims or issues relating to any Trademarks or the rights  to ownership or utilization thereof.

     (d)   For  purposes  of this Agreement  the  term  "Licensed

Products" shall include all Licensed Products as defined  by  the

License  Agreement, as well as the Summer Line, Other  Inventory,

Accessory Inventory and Excess Summer Inventory.

     24.   IAA and Blondie agree to continue negotiating in  good

faith  a potential new license covering the Brand but limited  to accessories  (the "Accessory License"), provided,  however,  that nothing  herein shall prevent Blondie from granting the Accessory

License  or any other license or right with respect to the  Brand to  any  other party at any time; further provided, that  Blondie shall not grant the Accessory License to any party other than IAA

prior   to   thirty   (30)  days  following   execution   hereof.

Notwithstanding the foregoing, Blondie shall not be in breach  of this Section 24 in the event that Blondie or an affiliate thereof enters  into  a joint venture for the sale of products  utilizing the  Brand, so long as the joint venture does not grant  a  third party the right to sell accessories utilizing the Brand.

[remainder  of page intentionally left blank, signature  page  to follow]

                           <19>

IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this agreement as of the date first above written.



                                   INNOVO AZTECA APPAREL, INC.



                                   By: /s/ Samuel J. Furrow, Jr.
                                       -------------------------
                                       Name:  Samuel J. Furrow, Jr.
                                       Title: CEO





                                   BLONDIE ROCKWELL, INC.

                                   By: /s/ Troy Carter
                                      ----------------
                                      Name: Troy Carter
                                      Title: Authorized Signatory



                                    INNOVO  GROUP,  INC.,  as  to
                                     Section 1(d)only

                                   By: /s/ Samuel J. Furrow, Jr.
                                       -------------------------
                                       Name: Samuel J. Furrow, Jr.
                                       Title: CEO

                           <20>

                         EXHIBIT A

                       CUSTOMER LIST

                           <21>

                        EXHIBIT A-1


                       CUSTOMER LIST

                           <22>

                          EXHIBIT B

          SKU'S RESENTING THE ENTIRE SUMMER LINE

                           <23>

                          EXHIBIT C

                   TRADEMARK APPLICATIONS

                           <24>

                          EXHIBIT D

          SKU'S REPRESENTING THE OTHER INVENTORY

                           <25>

                          EXHIBIT E

                     GUARANTY AGREEMENT

                           <26>

                          EXHIBIT F

      SKU'S REPRESENTING THE ENTIRE ACCESSORY INVENTORY

                           <27>

                          Exhibit G

                      Joint Press Release

                           <28>

</END>